SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	October 22, 2002 ---------------------

SEMPRA ENERGY
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(Exact name of registrant as specified in its charter)

CALIFORNIA -----------------------------	1-14201 -----------------------------	33-0732627 -----------------------------
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

101 ASH STREET, SAN DIEGO, CALIFORNIA --------------------------------------------------------------	92101 -------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034 -------------------

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(Former name or former address, if changed since last report.)

FORM 8-K

Item 9. Regulation FD Disclosure.

On October 22, 2002, Sempra Energy announced consolidated net income of $150 million, or $0.73 per diluted share of common stock, for the three months ended September 30, 2002.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 October 22, 2002 Sempra Energy News Release (including tables)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: October 25, 2002	By: /s/ F. H. Ault ------------------------------
F. H. Ault Sr. Vice President and Controller